UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LEONARDO DRS, INC.
_________________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)
_________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary material
☐	Fee computed on table in exhibit required by item 25(p) per Exchange Act Rules 14a-6(i)(4) and 0-1

Leonardo DRS, Inc. 2345 Crystal Drive Suite 1000 Arlington, Virginia 22202 Tel: 703-416-8000 Fax: 972-9885-5885

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SUPPLEMENT DATED MAY 25, 2023 TO THE
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT FOR THE 2023
ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 1, 2023

Dear Stockholders:

This Supplement provides updated and amended information with respect to the Annual Meeting of Stockholders of Leonardo DRS, Inc. (the “Company”), to be held on June 1, 2023 (the “Annual Meeting”).

The information contained in this Supplement should be read in conjunction with the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement (the “Proxy Statement”), each dated April 19, 2023, furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting. There is no change to the record date to determine stockholders entitled to notice of and to vote at the Annual Meeting and at all adjournments of the Annual Meeting, and as such only holders at the close of business on April 3, 2023 (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting and at all adjournments of the Annual Meeting.

The following question and answer (“Q&A”) is in addition to the Q&A already included in the Proxy Statement starting on page 1. This Supplement does not revise or update any other information set forth in the Proxy Statement and should be read in conjunction with the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

How Do I Vote if I Own Shares Traded Through the Tel Aviv Stock Exchange?
If you own shares that are traded through the Tel Aviv Stock Exchange (“TASE”), you may vote your shares as follows:
•By Facsimile / E-Mail. Send a request by no later than May 31, 2023 at 5:00 p.m. (Israel Time) to the Company, c/o Herzog, Fox and Neeman, via fax to +972-3-6966464, Attention: Michal Gladstein, Adv., or by e-mail to: gladsteinm@herzoglaw.co.il, together with a signed and dated proxy card (in the form filed by the Company on MAGNA, the distribution site of the Israel Securities Authority, at www.magna.isa.gov.il and on MAYA, the reporting site of the TASE at www.maya.tase.il) and an ownership certificate that you may obtain from the Tel Aviv Stock Exchange Clearing House Ltd. (the “TASE Clearing House”) member through which your shares are registered indicating that you were the beneficial owner of such shares on April 3, 2023, the Record Date for voting. If the TASE member holding your shares is not a TASE Clearing

House member, please make sure to include an ownership certificate from the TASE Clearing House member in which name your shares are registered.
Additional Information and Where to Find It

In connection with the Annual Meeting, the Company previously filed its Proxy Statement with the Securities and Exchange Commission and made available the Proxy Statement, proxy card and documents incorporated by reference to the Company’s stockholders on April 19, 2023. Before making any voting decision, you are urged to read the Proxy Statement, including the documents incorporated by reference and all related proxy materials carefully. Copies of the Proxy Statement, the documents incorporated by reference and other documents filed by the Company are available at www.sec.gov. You may also access the Company’s Proxy Statement at investors.leonardodrs.com.

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The date of this Supplement is May 25, 2023.